UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	May 27, 2005

Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)

(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On May 27, 2005, in connection with William D. Zollars’ election to the Cerner Corporation Board of Directors at the 2005 Annual Shareholders’ Meeting, Cerner Corporation (the “Company”) and Mr. Zollars entered into an Indemnification Agreement (the “Agreement”) providing Mr. Zollars with indemnification rights in consideration of Mr. Zollars’ acceptance of his position with and his continued service to the Company as a Director. The Agreement provides for Cerner to hold harmless and indemnify Mr. Zollars, to the fullest extent permitted by Delaware law and in accordance with the Company’s Bylaws, Articles of Incorporation and the Agreement, and is substantially similar to the indemnification agreements entered into with the Company’s other current Directors, pursuant to Company policy to enter into indemnification agreements with each of its Directors.

The foregoing description of the Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and the transactions contemplated thereby. The above description is qualified in its entirety by reference to the Agreement which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     c) Exhibits

99.1	Indemnification Agreement, dated May 27, 2005, by and between William D. Zollars and Cerner Corporation.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: June 3, 2005	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Indemnification Agreement, dated May 27, 2005, by and between William D. Zollars and Cerner Corporation.